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                                                                    EXHIBIT 23

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated (i) January 16, 1998 with respect to SFX Entertainment, Inc. and Subsidiaries; (ii) October 2, 1997 with respect to Delsener/Slater Enterprises, Ltd. and Affiliated Companies; (iii) December 13, 1996, except for note 10 as to which the date is August 22, 1997, with respect to PACE Entertainment Corporation and Subsidiaries; (iv) November 25, 1997 with respect to Contemporary Group; (v) November 20, 1997 with respect to SJS Entertainment Corporation and Affiliated Company; (vi) November 20, 1997 with respect to The Album Network, Inc. and Affiliated Companies; (vii) December 18, 1997 with respect to BG Presents, Inc. and Subsidiaries; and
(viii) November 14, 1997 with respect to Concert/Southern Promotions and Affiliated Companies, each included in Amendment No. 3 to the Registration Statement on Form S-1 and related Prospectus of SFX Entertainment, Inc. for the registration of 15,839,921 shares of its common stock.

                                                   /s/ Ernst & Young

                                                   ERNST & YOUNG LLP

New York, New York
February 9, 1998